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                                                                  Exhibit 5.1


                         [LATHAM & WATKINS LETTERHEAD]



                                October 13, 1998






Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, California  92121

Re: Form S-1 Registration Statement to File No. 333 - 64459; 2,271,060 Shares of Common Stock, $0.0001 par value

Ladies and Gentlemen:

        We are acting as counsel for Leap Wireless International, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement, by the Company of 2,271,060 shares of common stock of the Company, par value $0.0001 per share (the "Shares"), issuable upon the conversion of the QUALCOMM Trust Convertible Preferred Securities (as defined in the Registration Statement) pursuant to the terms of that certain Conversion Agreement (the "Conversion Agreement") dated as of September 23, 1998 by and between QUALCOMM Incorporated and the Company and upon receipt by the Company of a Notice of Conversion (as defined in the Conversion Agreement).

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents,



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Leap Wireless International, Inc.
October 13, 1998
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corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of the any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company and, upon issuance thereof upon the conversion of the QUALCOMM Trust Convertible Preferred Securities by the holders thereof and the Company's receipt of a Notice of Conversion in accordance with the terms and conditions of the Conversion Agreement, will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

        This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other propose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                            Very truly yours,

                                            LATHAM & WATKINS